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EXHIBIT (a)(1)(E)

OFFER TO PURCHASE FOR CASH

ALL OUTSTANDING SHARES OF COMMON STOCK

OF

AMX Corporation

AT
$22.50 NET PER SHARE

BY

Amherst Acquisition Co.
a wholly-owned subsidiary

OF

Thrall Omni Company, Inc.
an affiliate of

DUCHOSSOIS INDUSTRIES, INC.

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
  NEW YORK CITY TIME, ON WEDNESDAY, MARCH 23, 2005,
  UNLESS THE OFFER IS EXTENDED.

To Our Clients:

        Enclosed for your consideration is an Offer to Purchase dated February 24, 2005 (the "Offer to Purchase"), and the related Letter of Transmittal, relating to an offer by Amherst Acquisition Co., a Texas corporation ("Subcorp") and a wholly-owned subsidiary of Thrall Omni Company, Inc., a Delaware corporation ("Thrall Omni"), which is an affiliate of Duchossois Industries, Inc., an Illinois corporation ("DII"), to purchase for cash all the outstanding shares of common stock, par value $0.01 per share (the "Shares"), of AMX Corporation, a Texas corporation ("AMX"), at a purchase price of $22.50 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 24, 2005 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements to the Offer to Purchase or to the Letter of Transmittal, collectively constitute the "Offer") enclosed herewith. Holders of Shares whose certificates for such Shares (the "Share Certificates") are not immediately available or who cannot deliver their Share Certificates and all other required documents to the Depositary (as defined in the Offer to Purchase) on or prior to the Expiration Date (as defined in the Offer to Purchase), or who cannot complete the procedure for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedures set forth in Section 3—"Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

        We are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

        We request instructions as to whether you wish to have us tender on your behalf any or all of such Shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer to Purchase.

        Your attention is directed to the following:

1.
The Offer price is $22.50 per Share, net to the seller in cash, without interest thereon.

2.
The Offer is made for all issued and outstanding Shares.

3.
The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of February 15, 2005, by and among Thrall Omni, Subcorp and AMX (as it may be amended or supplemented from time to time, the "Merger Agreement"). The Merger Agreement provides, among other things, for the making of the Offer by Subcorp, and further provides that, following the completion of the Offer, upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the Texas Business Corporation Act (the "TBCA"), Subcorp will be merged with and into AMX (the "Merger"). Following the effective time of the Merger, AMX will continue as the surviving corporation and become a wholly-owned subsidiary of Thrall Omni and the separate corporate existence of Subcorp will cease.

4.
The Board of Directors of AMX unanimously (1) approved the Merger Agreement, and deemed the Merger Agreement, the Offer, the Merger and the transactions contemplated by the Merger Agreement advisable, fair to and in the best interests of the AMX shareholders, (2) approved the Merger Agreement, the Support Agreements and the transactions contemplated by the Merger Agreement and the Support Agreements, including the Offer and the Merger in all respects and for purposes of Article 13.03 of the TBCA, and (3) recommends that the AMX shareholders accept the Offer and tender their Shares under the Offer to Subcorp.

5.
The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Wednesday, March 23, 2005, unless the Offer is extended.

6.
Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares pursuant to the Offer.

7.
The Offer is conditioned upon, among other things, (1) there being validly tendered and not withdrawn prior to the expiration of the Offer a number of Shares that represents at least a majority (determined on a fully diluted basis to include all outstanding stock options and other rights to acquire Shares on the date of purchase) of all outstanding Shares, and (2) any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, having expired or been terminated. The Offer also is subject to other conditions set forth in the Offer to Purchase. See Section 14—"Conditions of the Offer" of the Offer to Purchase.

        The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal, and is being made to all holders of Shares. None of DII, Thrall Omni or Subcorp is aware of any jurisdiction where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If DII, Thrall Omni or Subcorp becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares, DII, Thrall Omni and Subcorp will make a good faith effort to comply with that state statute. If, after a good faith effort, DII, Thrall Omni and Subcorp cannot comply with the state statute, Subcorp will not make the Offer to, nor will Subcorp accept tenders from or on behalf of, the AMX shareholders in that state.

        If you wish to have us tender any or all of the Shares held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a tender of your Shares, all such Shares will be tendered unless otherwise specified in such instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf on or prior to the expiration of the Offer.

INSTRUCTIONS WITH RESPECT TO THE
OFFER TO PURCHASE FOR CASH

ALL OUTSTANDING SHARES OF COMMON STOCK

OF

AMX Corporation
AT
$22.50 NET PER SHARE

BY

Amherst Acquisition Co.
a wholly-owned subsidiary

OF

Thrall Omni Company, Inc.
an affiliate of
Duchossois Industries, Inc.

        The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated February 24, 2005 (the "Offer to Purchase"), and the related Letter of Transmittal, pursuant to an offer by Amherst Acquisition Co., a Texas corporation ("Subcorp") and a wholly-owned subsidiary of Thrall Omni Company, Inc., a Delaware corporation ("Thrall Omni"), which is an affiliate of Duchossois Industries, Inc., an Illinois corporation ("DII"), to purchase for cash all the outstanding shares of common stock, par value $0.01 per share (the "Shares"), of AMX Corporation, a Texas corporation ("AMX"), at a purchase price of $22.50 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal.

        This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal furnished to the undersigned.

Number of Shares to be Tendered*:
Dated:	, 2005
SIGN HERE

Signature(s)

Print Name(s)

Address(es)

Area Code and Telephone Number(s)

Tax Identification or Social Security Number(s)

*
Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.

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  EXHIBIT (a)(1)(E)